UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2022

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, BioXcel Therapeutics, Inc. (the “Company”) has formed a wholly owned subsidiary, OnkosXcel Therapeutics LLC (“OnkosXcel”) to develop the Company’s product candidate BXCL701, an investigational orally administered innate immune activator designed to initiate inflammation in the tumor microenvironment, and hold related assets. On August 17, 2022, several executive officers of the Company were awarded the following awards of profits interests in OnkosXcel Employee Holdings, LLC (“Employee Holdings”), a management holding company used to facilitate the grant of equity interests to service providers of OnkosXcel, and which represent an indirect equity interest in OnkosXcel:

•	Vimal Mehta, the Company’s Chief Executive Officer, President and Director, received an award of 400 profits interests;

•	Richard Steinhart, the Company’s Senior Vice President and Chief Financial Officer, received an award of 100 profits interests; and

•	Javier Rodriguez, the Company’s Senior Vice President and Chief Legal Officer, received an award of 50 profits interests.

Each award of profits interest has been granted under the Management Incentive Plan of OnkosXcel and Employee Holdings (the “Plan”), a copy of which is attached hereto as Exhibit 10.1, and is subject to the terms and conditions set forth in a profits interest award agreement with the respective individual, a form of which is attached hereto as Exhibit 10.2. Each award of profits interests to the foregoing officers vests in 24 substantially equal monthly installments from the July 1, 2022 vesting commencement date and has a profits interest threshold of $0.00. Each award of profits interest may only be settled in units of Employee Holdings that correspond to units in OnkosXcel or in cash, at the election of the OnkosXcel board of directors.

The Plan authorizes the grant of indirect equity interests in OnkosXcel to employees, consultants and directors of OnkosXcel, Employee Holdings and their affiliates. Each award of profits interest granted under the Plan is intended to qualify as a “profits interest” for U.S. federal income tax purposes and is intended to only have value to the extent the equity value of OnkosXcel increases beyond the value at issuance. OnkosXcel is authorized to issue profits interests corresponding to no more than 20% of the total issued and outstanding units of OnkosXcel. Awards under the Plan may not be settled in securities of the Company.

The foregoing descriptions of the Plan and the profits interest award agreement are qualified entirely by reference to the Plan and form of profits interest award agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	OnkosXcel Therapeutics LLC and OnkosXcel Employee Holdings LLC Management Incentive Plan.

10.2	Form of Profits Interest Award Agreement under the Management Incentive Plan.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer